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                                      EXHIBIT 15



We consent to the incorporation by reference in the registration statement on (Form S-8) pertaining to the United Wisconsin Services, Inc. Equity Incentive Plan, of our report dated May 29, 1998, with respect to the combined financial statements of Newco/UWS, Inc. included in the Company's Form 10, effective September 11, 1998, filed with the Securities and Exchange Commission.


Milwaukee, Wisconsin                                     ERNST & YOUNG, LLP
November 23, 1998